Exhibit 10.21

AMENDMENT NO. 1 AND LIMITED WAIVER

TO

$10,000,000 U.S. CREDIT AGREEMENT

THIS AMENDMENT NO. 1 AND LIMITED WAIVER dated as of December 14, 2004 (this “Amendment”), is entered into by and among Euronet Worldwide, Inc., a Delaware corporation, as Borrower Agent and as a Borrower, PaySpot, Inc., a Delaware corporation, Euronet USA, Inc., an Arkansas corporation, Prepaid Concepts, Inc., a California corporation, Call Processing, Inc., a Texas corporation (each a “Borrower”, and collectively, the “Borrowers”), and Bank of America, N.A., a national banking association, as agent and as a lender (the “Lender”).

RECITALS

A. The Borrowers and the Lender, as agent and a lender have entered into that certain $10,000,000 U.S. Credit Agreement dated as of October 25, 2006 (the “Credit Agreement”).

B. The Borrowers have requested that the Lender grant certain waivers and amendments to the Credit Agreement, including to permit the issuance and sale of certain Convertible Senior Debentures, as more fully described herein.

C. Subject to the representations and warranties of the Borrowers and upon the terms and conditions set forth in this Amendment, the Lender is willing to grant such waivers and amendments as more fully set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, and to induce the Lender to enter into this Amendment, the Borrowers and the Lender hereby agree as follows:

SECTION 1. DEFINED TERMS. Capitalized terms used herein but not otherwise defined herein shall have the meaning assigned to such terms in the Credit Agreement.

SECTION 2. AMENDMENTS.

2.1 Section 7.7 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“7.7 Indebtedness. Except as disclosed on Schedule 10.1 or as otherwise permitted by Section 10.1, no Borrower has any Indebtedness for money borrowed or any direct or indirect obligations under any leases or any agreements of guaranty or security except for the endorsement of negotiable instruments in the ordinary course of business for deposit or collection. The Indebtedness disclosed on Schedule 10.1 or that is otherwise permitted by Section 10.1 is not superior in any right of payment or otherwise to any Indebtedness owing to the Agent of the Lenders.”

2.2 Section 8.4(d) of the Credit Agreement is hereby amended as follows:

(a) the word “and” immediately proceeding clause (ii) therein is deleted; and

(b) the following new clause (iii) is inserted immediately after clause (ii):

“ and, (iii) that no default or event of default exists pursuant to the Convertible Senior Debenture Documents or, if any such default or event of default exists, stating the nature and status thereof.”

2.3 Section 8.5 of the Credit Agreement is hereby amended by inserting at the end of such Section the phrase:

“, including, without limitation, the occurrence of any default or event of default under any Convertible Senior Debenture Document”

2.4 The definition of “Funded Debt” in Section 9.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Funded Debt” means, without duplication, all long term and current Indebtedness as described in subsections (i), (iii) and (vi) of the definition of “Indebtedness” set forth in Exhibit 1 hereto (including Indebtedness to shareholders), less any proceeds of any Indebtedness incurred by the Holding Company Borrower in connection with the issuance and sale of the Convertible Senior Debentures held by the Holding Company Borrower in the Proceeds Account.

2.5 Section 10.1 of the Credit Agreement is hereby amended as follows:

(a) The phrase “and (m) in addition to the Indebtedness described in Section 10.1(a) through Section 10.1(l), Indebtedness on a consolidated basis for the Borrowers, not exceeding, at any time outstanding, an aggregate principal amount of Five Hundred Thousand Dollars ($500,000)” shall be amended and restated in its entirety to read as follows:

“(m) up to an aggregate principal amount of $125,000,000 (or such greater amount to the extent the initial purchaser’s option to purchase additional Convertible Senior Debentures is exercised in accordance with its terms, provided that such amount shall not exceed $140,000,000) of Indebtedness incurred by the Holding Company Borrower in connection with the Convertible Senior Debentures and (n) in addition to the Indebtedness described in Section 10.1(a) through Section 10.1(m), Indebtedness on a consolidated basis for the Borrowers, not exceeding, at any time outstanding, an aggregate principal amount of Five Hundred Thousand Dollars ($500,000); provided that no Indebtedness otherwise permitted by this Section 10.1, shall result in or cause a breach or default under any Convertible Senior Debenture Document”

2.6 Section 10.2 of the Credit Agreement is hereby amended by inserting at the end of the last paragraph of such Section the following:

“provided further that no Lien otherwise permitted by this Section 10.2 shall result in the creation or imposition of a Lien on the assets of the Holding Company Borrower or any of its Subsidiaries under any Convertible Senior Debenture Document”

2.7 Section 10.7 of the Credit Agreement is hereby amended by inserting a proviso at the end of such Section to read as follows:

“; provided, that the Holding Company Borrower may make payments to a holder of the Convertible Senior Debentures as permitted by Section 10.13(b)”

2.8 Section 10.9 of the Credit Agreement is hereby amended by adding at the end of the last paragraph of such Section the following sentence:

“In no event will any Investment otherwise permitted by this Section 10.9 result in or cause a breach or default under any Convertible Senior Debenture Document.”

2.9 Article 10 of the Credit Agreement is hereby amended by inserting a new Section 10.13 to read as follows:

“10.13 Limitation on Voluntary Payments and Modifications of Certain Documents. The Holding Company Borrower shall not, and shall not permit any of its Subsidiaries to:

(a) amend, modify or waive, or permit the amendment, modification or waiver of the Convertible Senior Debenture Documents without the prior written consent of the Agent; or

(b) make or offer to make any sinking fund payment, payment, prepayment, redemption, defeasance, purchase or acquisition for value (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) or otherwise segregate funds with respect to the Convertible Senior Debenture Documents other than:

(i) regularly scheduled interest payments (including contingent interest, if any) required to be made in cash;

(ii) conversions of the Convertible Senior Debentures into common stock of the Holding Company Borrower;

(iii) the redemption, retirement, repurchase, acquisition for value or payments of cash in connection with a conversion of Convertible Senior Debentures, provided, that

(A) both before and after giving effect to such redemption, repurchase, retirement, acquisition or conversion no Default or Event of Default shall have occurred and be continuing; and

(B) the Agent shall have received a Compliance Certificate certifying the matters described therein after giving effect to any such redemption, retirement, repurchase, acquisition or conversion.

2.10 Section 11.1(j) of the Credit Agreement is hereby amended and restated to read as follows:

“(j) Change of Control. (i) Except as permitted by Section 10.4, any Change of Control of any U.S. Subsidiary Borrower or any acquisition by a third-party of more than fifty percent (50%) of the ownership or voting capital of Holding Company Borrower or (ii) a “Change of Control” as defined in the Convertible Senior Debenture Indenture shall have occurred.”

2.11 Article 11 of the Credit Agreement is hereby amended by inserting a new Section 11.1(l) to read as follows:

“(l) Default Under Other Agreements. The Holding Company Borrower or any of its Subsidiaries shall default in the payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) of any amount owing in respect of the Convertible Senior Debenture Documents; or the Holding Company Borrower or any of its Subsidiaries shall default in the performance or observance of any obligation or condition with respect to any Convertible Senior Debenture Document, if the effect of such default is to accelerate the maturity or cause a mandatory redemption of any Indebtedness pursuant to any Convertible Senior Debenture Document or to permit the holder or holders thereof, or any trustee or agent for such holders, to accelerate the maturity or require a redemption or other repurchase thereof of any such Indebtedness, or any such Indebtedness shall become or be declared to be due and payable prior to its stated maturity other than as a result of a regularly scheduled payment or a redemption or repurchase of such Indebtedness in accordance with Section 10.13; or any such Indebtedness shall be declared to be due and payable, or shall be required to be prepaid, redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to its stated maturity other than as a result of a regularly scheduled payment or a redemption or repurchase of such Indebtedness in accordance with Section 10.13.

2.12 Exhibit 1 to the Credit Agreement is hereby amended by inserting the following new defined terms in the appropriate alphabetical order:

“Convertible Senior Debenture Indenture” shall mean that certain Indenture between the Holding Company Borrower and U.S. Bank National Association, as Trustee, dated as of December [—], 2004, as the same may be amended, restated, supplemented or otherwise modified in accordance with the terms of this Agreement.

“Convertible Senior Debentures” shall mean the Convertible Senior Debentures issued by the Holding Company Borrower pursuant to the Convertible Senior Debenture Indenture, in the maximum aggregate principal amount not to exceed $125,000,000 (or such greater amount to the extent the initial purchaser’s option to purchase additional Convertible Senior Debentures is exercised in accordance with its terms, provided that such amount shall not exceed $140,000,000), as the same may be amended, restated, supplemented or otherwise modified in accordance with the terms of this Agreement.

“Convertible Senior Debenture Documents” shall mean the Convertible Senior Debenture Indenture and the Convertible Senior Debentures.

“Proceeds Account” shall mean that certain account maintained with the Agent, established by the Holding Company Borrower for the purpose of depositing proceeds in connection with the issuance and sale of the Convertible Senior Debentures, unless such account offers inferior interest rates or fees than a comparable account with another reputable banking institution, and in such case the Holding Company Borrower may designate such comparable account as the “Proceeds Account”.

SECTION 3. WAIVERS

(a) The Lender hereby waives Section 8.10 of the Credit Agreement solely to the extent such Section requires EFT Services France SAS, Euronet Services spol s.r.o and PT Euronet Sigma Nusantara (the “Excluded Subsidiaries”), each an indirect Subsidiary of the Holding Company Borrower, to deliver to the Agent Guaranty Agreements executed by such Excluded Subsidiaries and each other Post Availability Condition in connection therewith.

SECTION 4. LIMITATIONS ON AMENDMENTS AND WAIVERS.

4.1 The amendments and waivers set forth in Sections 2 and 3 above are effective for the purposes set forth herein and will be limited precisely as written and will not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of the Credit Agreement or any other Loan Document, (b) otherwise prejudice any right or remedy which the Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document or (c) be a consent to any future amendment, waiver or modification of any other term or condition of the Credit Agreement or any other Loan Document.

4.2 This Amendment is to be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein waived or amended, are hereby ratified and confirmed and will remain in full force and effect.

SECTION 5. REPRESENTATIONS AND WARRANTIES. In order to induce the Lender to enter into this Amendment, the Borrowers represents and warrant to the Lender as follows:

5.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents (other than those which expressly speak as of a different date) are true, accurate and complete in all material respects as of the date hereof and (b) no Default or Event of Default has occurred and is continuing;

5.2 Each Borrower has the corporate power and authority and legal right to execute and deliver this Amendment and to perform its obligations hereunder. Such execution and delivery have been duly authorized by proper proceedings, and this Amendment constitutes the legal, valid and binding obligations of each Borrower, enforceable against each of them in accordance with their respective terms;

5.3 The articles of incorporation, bylaws and other organizational documents of each Borrower delivered to the Lender as a condition precedent to the effectiveness of the Credit Agreement are true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect; and

5.4 The execution, delivery and performance of this Amendment will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on any Borrower, any provision of each Borrower’s respective articles or certificate of incorporation, by-laws or other charter documents, or the provisions of any indenture, instrument or other written or oral agreement to which any Borrower is a party or is subject or by which any Borrower or any of its property is bound, or conflict therewith or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on any of its property pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority is required by or in respect of the Borrowers to authorize or is required in connection with the execution, delivery and performance of or the enforceability of this Amendment.

SECTION 6. EXPENSES. The Borrowers, jointly and severally, agree to pay to Lender upon demand, the amount of any and all out-of-pocket expenses, including the reasonable fees and expenses of its counsel, which Lender may incur in connection with the preparation, documentation, and negotiation of this Amendment and all related documents.

SECTION 7. REAFFIRMATION. Each Borrower hereby reaffirms its obligations under each Loan Document to which it is a party.

SECTION 8. EFFECTIVENESS. This Amendment will become effective as of the date hereof upon:

8.1 The execution and delivery of this Amendment, whether the same or different copies, by each Borrower and Lender;

8.2 The Lender shall have received copies of all Convertible Senior Debenture Documents and any other documents or instruments with respect thereto which, in each case, shall be in form and substance satisfactory to the Lender; and

8.3 The Holding Company Borrower shall have consummated the issuance and sale $125,000,000 in the aggregate (or such greater amount to the extent the initial purchaser’s option to purchase additional Convertible Senior Debentures is exercised in accordance with its terms, provided that such amount shall not exceed $140,000,000) of the Convertible Senior Debentures (as defined by the Credit Agreement as amended hereby).

SECTION 9. GOVERNING LAW. This Amendment will be governed by and will be construed and enforced in accordance with the laws of the State of Missouri.

SECTION 10. CLAIMS, COUNTERCLAIMS, DEFENSES, RIGHTS OF SET-OFF. Each Borrower hereby represents and warrants to the Lender that it has no knowledge of any facts what would support a claim, counterclaim, defense or right of set-off.

SECTION 11. COUNTERPARTS. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts will be deemed an original of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

BORROWERS:	EURONET WORLDWIDE, INC.,
a Delaware corporation

	By:	/s/ Rick Weller
	Name:	Rick Weller
	Title:	Executive Vice President and Chief Financial Officer

PAYSPOT, INC.,
a Delaware corporation

	By:	/s/ Jeff Newman
	Name:	Jeff Newman
	Title:	Vice President

EURONET USA, INC.,
an Arkansas corporation

	By:	/s/ Jeff Newman
	Name:	Jeff Newman
	Title:	Vice President

PREPAID CONCEPTS, INC.,
a California corporation

	By:	/s/ Jeff Newman
	Name:	Jeff Newman
	Title:	Vice President

CALL PROCESSING, INC.,
a Texas corporation

	By:	/s/ Charles J Stimson
	Name:	Charles J. Stimson
	Title:	President

AGENT AND LENDER	BANK OF AMERICA, N.A.

	By:	/s/ John P. Mills
	Name:	John P. Mills
	Title:	Vice President